Exhibit 99.1

GENIUS BRANDS INTERNATIONAL AND PENGUIN YOUNG READERS LAUNCH “LLAMA LLAMA”

BRANDED MERCHANDISE PROMOTION AS PART OF KOHL’S CARES COLLECTION

Products Featured from the Award-Winning “Llama Llama” Brand Franchise Include Plush

and Book, Available Now Online and in Kohl’s Stores Nationwide

Beverly Hills, Calif., November 2, 2020 – Genius Brands International, Inc. “Genius Brands” (NASDAQ:GNUS) Penguin Young Readers, and KOHL’s launch the annual holiday program for Kohl’s Cares with the debut of a “Llama Llama” branded bundle featuring a plush toy and book, available now at Kohls.com and in Kohl’s stores nationwide.

Based on the characters from the bestselling children’s book franchise and popular Netflix Original preschool series, Llama Llama, starring Jennifer Garner, the “Llama Llama” book from Penguin Young Readers and the plush, are available exclusively through the Kohl’s Cares collection for $5.00 each, with 100% of Kohl’s net profit benefiting nonprofit organizations that improve the health and well-being of communities nationwide. The products are available for a limited time, while supplies last.

“We are honored to be a part of this season’s Kohl’s Cares merchandise collection with our evergreen brand, Llama Llama, being featured with new merchandise available at stores around the country,” commented Lloyd Mintz, SVP Global Consumer Products at Genius Brands. “This is a big step in expanding our merchandise program for Llama Llama, as we continue to seek out creative avenues to deliver this classic brand to the legions of fans.”

Genius Brands International (NASDAQ:GNUS) Llama Llama
merchandise appears at Kohl’s

Llama Llama branded bundle featuring a plush toy and book, available now at Kohls.com and in Kohl’s stores nationwide.

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About Llama Llama

Based on the award-winning and bestselling book series by celebrated author and illustrator Anna Dewdney, Genius Brands’ Netflix Original preschool series is about first childhood experiences and adventures, as well as the special connections between the lead character, Llama, his Mama and his grandparents. Llama Llama tells heart-warming tales of life in a safe, friendly town seen through the eyes of Llama as he interacts with the amazing world around him.  Seasons one and two of the series are available on Netflix with Jennifer Garner in the lead role as Mama Llama.

With over 30 million units in print worldwide, Dewdney’s Llama Llama books from Penguin Young Readers have all been New York Times bestsellers with several titles claiming the #1 spot, and her work has been translated into eight languages. Dewdney’s soothing tales are synonymous with calming early-childhood anxiety and she was praised by the Chicago Tribune as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers.” Books in her Llama Llama series include Llama Llama Red Pajama, Llama Llama Holiday Drama, Llama Llama Misses Mama, and Llama Llama Time to Share.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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